Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-163944 and Form S-8 No. 333-147157 of Zep Inc. of our report dated January 30, 2013 relating to the financial statements of Vehicle Care Division, a component of Ecolab Inc., which appears in the Current Report on Form 8-K of Zep Inc. dated February 8, 2013.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, MN
February 8, 2013